Exhibit 32

In connection with the quarterly report on Form 10-Q of UTi Worldwide Inc. (the Company) for the quarter ended October 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of Edward G. Feitzinger as Chief Executive Officer of the Company, and Richard G. Rodick, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10, 2015		/s/ Edward G. Feitzinger
	Name:	Edward G. Feitzinger
	Title:	Chief Executive Officer

Date: December 10, 2015		/s/ Richard G. Rodick
	Name:	Richard G. Rodick
	Title:	Chief Financial Officer